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                             [HENGELER LETTERHEAD]

                                                              October [  ], 1999

Celanese AG
Industriepark Hochst
D-65926 Frankfurt am Main

Re: Celanese AG
    Registration Statement on Form F-1

Ladies and Gentlemen:

     We have acted as German counsel to Celanese AG, a stock corporation organized under the laws of the Federal Republic of Germany (the "Company"), in connection with the redistribution by the Company of up to 55,915,369 ordinary shares (the "Shares") of the Company's Ordinary Shares, no par value (the "Ordinary Shares").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration
Statement on Form F-1 (File No. 333-       ) as filed with the Securities and
Exchange Commission (the "Commission") on September   , 1999 under the Act, and
[list all amendments through and including the date of the Opinion, specifying filing dates] (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Redistribution Agreement (the "Redistribution Agreement") proposed to be entered into between the Company, as issuer, and Credit Suisse First Boston and Dresdner Bank AG, as redistribution managers, as representatives of the several managers named therein (the "Managers"), filed as an exhibit to the Registration Statement; (iii) the Global Certificates 1, 2 and 3 representing the shares and a specimen of a stock certificate; (iv) the Articles of Association (Satzung) of the Company, as presently in effect; (v) [the By-Laws of the Company, as presently in effect;] and (vi) certain resolutions of the Board of Directors of Hoechst Aktiengesellschaft and the Company relating to the redistribution of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     This opinion is confined to and is given on the basis of the laws of Germany as they exist at the date hereof. In particular, we have made no investigation of the laws applicable in the United States of America or any jurisdiction thereof or therein as a basis for this opinion and do not express or imply any opinion thereon. We have assumed that there is nothing in the laws applicable in such jurisdictions or in any other place which affects this opinion.
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[Celanese AG]
October [  ], 1999
Page  2

     Based upon and subject to the foregoing, we are of the opinion that when the demerger has been duly registered in the commercial registers of Hoechst Aktiengesellschaft and the Company, the Shares will be validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                          Very truly yours,
                                          [Hengeler]